UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549


                                FORM 8-K/A


                              CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of
                   the Securities Exchange Act of 1934

                              Date of Report: February 15,2005
           (Date of Earliest Event Reported):(January 27, 2005)


                         Berry Petroleum Company
           (Exact Name of Registrant as Specified in Charter)


           Delaware              1--9735            77-0079387
        (State or Other     (Commission File       (IRS Employer
         Jurisdiction            Number)        Identification No.)
       of Incorporation)


          5201 Truxtun Avenue, Suite 300            93309
                 Bakersfield, CA
     (Address of Principal Executive Offices)    (Zip Code)


 Registrant's Telephone Number, Including Area Code: (661) 616-3900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange
Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE: This report on Form 8-K/A amends our Form 8-K/A filed on February 2, 2005 in its entirety to provide an un-redacted version of Exhibit 99.2



Item 1.01  Entry Into a Material Definitive Agreement.

See disclosure in Item 2.01 below.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 3, 2004, Berry Petroleum Company (NYSE:BRY) entered into a Purchase and Sale Agreement with J-W Operating Company and others, which was effective November 1, 2004, to acquire their interests in the Niobrara fields in northeastern Colorado. Berry issued a news release on December 6, 2004 announcing the entering into of the Purchase and Sale Agreement. On January 27, 2005, Berry closed this acquisition, whereby Berry acquired the Yuma County, Colorado, Niobrara natural gas assets from J-W Operating Company. The acquisition consists of a 52% working interest ownership (43% net revenue interest) in approximately 130,000 gross acres and over 650 producing gas wells concentrated in 20 productive fields in northeastern Colorado, as well as 100% ownership in certain gas compression and transportation assets. Current net production is approximately 8.8 million cubic feet of natural gas per day and Berry estimates net proved reserves to be approximately 87 billion cubic feet. The adjusted purchase price of $105 million will be financed by bank borrowings under Berry's existing credit facility. On January 28, 2005, Berry issued a news release announcing the closing of this acquisition. A copy of this news release is furnished as Exhibit 99.1 to this report. A copy of the Purchase and Sale Agreement with respect to this acquisition is filed as Exhibit 99.2 to this report and is incorporated herein by reference.

Other than Berry's negotiations and discussions with representatives of J-W Operating Company concerning the transactions described above, there are no material relationships between Berry and J-W Operating Company or any of Berry's affiliates, officers or directors, or any associate of any officer or director of Berry.

Item 7.01 Regulation FD Disclosure.

See the information described in Item 2.01 above.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements required in connection with the business acquisition described in Item 2.01 are expected to be filed on or before April 14, 2005.

(b) Pro Forma Financial Information.

The financial statements required in connection with the business acquisition described in Item 2.01 are expected to be filed on or before April 14, 2005.

(c) Exhibits.

Exhibit 99.1 News Release, dated January 28, 2005, announcing the closing of the acquisition with J-W Operating
          Company and others.

Exhibits 99.2  Purchase and Sale Agreement, dated December 3,
          2004, among Berry Petroleum Company and J-W Operating
          Company and others.



                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         BERRY PETROLEUM COMPANY


Date:  February 15, 2005  By:  /s/ Kenneth A. Olsen
                              Kenneth A. Olsen
                              Corporate Secretary